[EXECUTION COPY]





                          AGREEMENT AND PLAN OF MERGER


                                     Between


                       EXCALIBUR TECHNOLOGIES CORPORATION,


                             EXCA ACQUISITION CORP.


                                       and


                          INTERPIX SOFTWARE CORPORATION








                             Dated as of May 2, 1997

                                TABLE OF CONTENTS
                                                                            Page

AGREEMENT AND PLAN OF MERGER...............................................  1

      ARTICLE I............................................................  1
            Section 1.1       The Merger...................................  1
            Section 1.2       Effective Time of the Merger.................  1

      ARTICLE II ..........................................................  1
            Section 2.1  Articles of Incorporation.........................  1
            Section 2.2  By-Laws...........................................  1

      ARTICLE III - CONVERSION OF SHARES AT EFFECTIVE TIME.................  2
            Section 3.1  Conversion of Shares
                  of Interpix Stock........................................  2
            Section 3.2  Recapitalizations.................................  2
            Section 3.3  Closing...........................................  3
            Section 3.4  Exchange of Stock Certificates....................  3
            Section 3.5  Legends on Certificates...........................  3

      ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                     OF EXCALIBUR AND EAC..................................  4
            Section 4.1   Corporate Organization
                  and Good Standing........................................  4
            Section 4.2   Authorization; Binding Agreement.................  4
            Section 4.3   Capitalization of Excalibur......................  4
            Section 4.4   Subsidiaries; Other Transactions.................  5
            Section 4.5   Financial Statements
                  and SEC Reports..........................................  5
            Section 4.6   Absence of Certain Changes.......................  5
            Section 4.7   No Finders, etc..................................  5
            Section 4.8   Consents and Approvals;
                  No Violations............................................  5
            Section 4.9   Litigation.......................................  6
            Section 4.10  Excalibur Common Stock...........................  6
            Section 4.11  Permits and Licenses.............................  6
            Section 4.12  No Misrepresentations............................  6
            Section 4.13  Tax Free Status of Merger........................  6

      ARTICLE V - REPRESENTATIONS AND WARRANTIES OF INTERPIX...............  7
            Section 5.1   Corporate Organization
                  and Good Standing........................................  7
            Section 5.2   Authorization; Binding Agreement.................  7
            Section 5.3   Capitalization of Interpix.......................  7
            Section 5.4   Subsidiaries; Other Transactions.................  8
            Section 5.5   Financial Statements.............................  8
            Section 5.6   Absence of Certain Changes.......................  8
            Section 5.7   No Finders, etc..................................  8
            Section 5.8   Consents and Approvals;
                  No Violations............................................  8
            Section 5.9   Litigation.......................................  9
            Section 5.10  Certain Employment Matters;
                  Labor Relations..........................................  9

                                      (i)

            Section 5.11  Employee Benefit Plans...........................  9
            Section 5.12  Property; etc....................................  9
            Section 5.13  Vote............................................. 10
            Section 5.14  Tax Returns...................................... 10
            Section 5.15  Intellectual Property............................ 10
            Section 5.16  Contracts; Minutes............................... 12
            Section 5.17  Permits and Licenses............................. 13
            Section 5.18  Real Property, Environmental Matters............. 13
            Section 5.19  No Misrepresentations............................ 13
            Section 5.20  Insurance........................................ 14

      ARTICLE VI - CONDUCT OF BUSINESS PENDING THE MERGER.................. 14
            Section 6.1  Conduct of  Business  by  Interpix  Pending the
                  Merger................................................... 14
            Section 6.2       Conduct of Business by  Excalibur  Pending
                  the Merger   15

      ARTICLE VII - ADDITIONAL AGREEMENTS.................................. 16
            Section 7.1  Access to Information............................. 16
            Section 7.2  Confidentiality................................... 16
            Section 7.3  Shareholders' Approval............................ 17
            Section 7.4  Agreement to Cooperate............................ 17
            Section 7.5  Public Statements................................. 17
            Section 7.6  Employment Agreements............................. 17
            Section 7.7  Registration Rights............................... 17
            Section 7.8  Excalibur Employee Benefit Plans.................. 17

      ARTICLE VIII - CONDITIONS............................................ 18
            Section  8.1  Conditions  to  Each  Party's   Obligation  to
                  Effect the Merger........................................ 18
            Section 8.2  Conditions  to Obligation of Interpix to Effect
                  the Merger............................................... 18
            Section 8.3  Conditions  to  Obligation of Excalibur and EAC
                  to Effect the Merger..................................... 19

      ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER....................... 19
            Section 9.1  Termination....................................... 19
            Section 9.2  Effect of Termination............................. 20
            Section 9.3  Amendment......................................... 20
            Section 9.4  Waiver............................................ 20

      ARTICLE X - GENERAL PROVISIONS....................................... 21
            Section  10.1  Survival of  Representations  and  Warranties
                  and Agreements........................................... 21
            Section 10.2  Material Adverse Effect.......................... 21
            Section 10.3  Additional Disclosures........................... 21
            Section 10.4  Notices.......................................... 21
            Section 10.5  Interpretation................................... 22
            Section 10.6  Miscellaneous.................................... 22
            Section 10.7  Counterparts..................................... 22
            Section 10.8  Parties in Interest.............................. 22
            Section 10.9  Arbitration...................................... 23


                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of May , 1997 (the "Agreement"), between and among Excalibur Technologies Corporation, a Delaware corporation ("Excalibur"), EXCA Acquisition Corp., a Delaware corporation ("EAC"), which is a wholly-owned subsidiary of Excalibur, and Interpix Software Corporation, a California corporation ("Interpix").

            WHEREAS, the Boards of Directors of Excalibur, EAC, and Interpix have approved the merger of Interpix with and into EAC (the "Merger") pursuant to the terms and conditions set forth in this Agreement.

            NOW,   THEREFORE,   in   consideration   of  the  premises  and  the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:



                                    ARTICLE I

            Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) in accordance with the General Corporation Law of the State of Delaware (the "Delaware Act"), Interpix shall be merged with and into EAC in accordance with this Agreement and a certificate of merger in the form attached hereto as
Exhibit 1.1 (the "Certificate of Merger"), and the separate existence of Interpix shall thereupon cease. EAC shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

            Section 1.2 Effective Time of the Merger. Effective The Merger shall become effective at such time (the "Effective Time") as a copy of the duly completed and executed Certificate of Merger is filed in the Office of the Secretary of State of the State of Delaware.





                                   ARTICLE II

            Section 2.1 Articles of Incorporation. The Articles of Incorporation of EAC shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

            Section 2.2 By-Laws. The By-laws of EAC shall be the By-Laws of the Surviving Corporation after the Effective Time until the same shall be altered or amended.

            Section 2.3 Directors and Officers of EAC . The directors of EAC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of EAC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.


                                   ARTICLE III
                     CONVERSION OF SHARES AT EFFECTIVE TIME


      Section 3.1  Conversion of Shares of Interpix Stock.

            (a) Each share of Interpix Common Stock issued and outstanding at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive .06807 shares of Excalibur Common Stock (the "Exchange Ratio"). For the purposes of this Agreement, "Interpix Common Stock" shall mean Interpix's Common Stock, without par value; and "Excalibur Common Stock" shall mean Excalibur Common Stock, $0.01 par value per share. The Excalibur Common Stock to be received upon the conversion of Interpix Common Stock pursuant to the Merger shall be referred to herein as the "Merger Consideration."

            (b) No fraction of a share of Excalibur Common Stock shall be issued. Each holder of a certificate or certificates representing shares of Interpix Common Stock issued and outstanding immediately prior to the Effective Time who would otherwise be entitled to receive a fractional share of Excalibur Common Stock (after taking into account all shares of Interpix Common Stock then held by such holder) shall receive only the whole number of shares of Excalibur Common Stock into which such holder's Interpix Common Stock is converted under
Section 3.1(a) above.

            (c) Upon surrender and exchange of each outstanding certificate theretofore representing shares of Interpix Common Stock, there shall be paid to the record holders of the certificate or certificates of Excalibur Common Stock issued in exchange therefor the amount, without interest thereon, of dividends and other distributions declared and paid to shareholders of record subsequent to the Effective Time with respect to the number of whole shares of Excalibur Common Stock represented thereby.

            Section 3.2 Recapitalizations. If Excalibur shall, at any time before the Effective Time, (i) issue a dividend in shares of Excalibur Common Stock, (ii) combine the outstanding Excalibur Common Stock into a smaller number of shares, (iii) subdivide the outstanding Excalibur Common Stock, (iv) reclassify the Excalibur Common Stock, or (v) otherwise increase or decrease the total number of shares of issued and outstanding capital stock of Excalibur, then, in such event, the Exchange Ratio shall be correspondingly adjusted.

            Section 3.3 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Interpix, at 10:00 a.m., Local Time, on the business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Excalibur and Interpix shall agree.

            Section 3.4 Exchange of Stock Certificates. At the Closing, the Interpix Stockholders will surrender to EAC for cancellation the certificates theretofore representing all of the shares of Interpix Common Stock issued and outstanding at the Effective Time, and EAC will deliver to the Interpix Stockholders certificates representing the Merger Consideration which shall have been converted pursuant to the provisions of Section 3.1(a) and (b) above.

            Section 3.5 Legends on Certificates. Each certificate representing Excalibur Common Stock issued pursuant to this Agreement shall bear legends in the form set forth below. Excalibur shall issue certificates without the first of such legends upon (i) expiration of the applicable holding period then in effect under Rule 144 under the Securities Act of 1933, as amended, or (ii) transfer of such shares pursuant to a registration statement, whichever occurs first; and shall issue certificates without the second of such legends upon expiration of the applicable period of the Resale Agreement which is Exhibit 8.3(c) hereto (the "Resale Agreement").

      TRANSFER OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY SECURITIES OR SIMILAR LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

      TRANSFER OF THE SHARES REPRESENTED HEREBY IS SUBJECT TO A RESALE AGREEMENT BETWEEN EXCALIBUR TECHNOLOGIES CORPORATION AND THE REGISTERED HOLDER
      HEREOF, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SUCH CORPORATION.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF EXCALIBUR AND EAC

            Excalibur and its subsidiaries represent and warrant to Interpix as follows:

            Section 4.1 Corporate Organization and Good Standing. Excalibur and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except for such failures to be so qualified or licensed which would not have a Material Adverse Effect (as defined in Section 10.2 hereof) on Excalibur or any of its subsidiaries.

            Section 4.2 Authorization; Binding Agreement. Excalibur and EAC have all requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement by Excalibur and EAC, and the consummation by Excalibur and EAC of the transactions contemplated hereby, have been duly authorized by Excalibur's Board of Directors and EAC's Board of Directors and security holders, and no other corporate action or proceeding is necessary for the execution, delivery and performance of this Agreement by Excalibur and EAC. This Agreement has been duly and validly executed and delivered by Excalibur and EAC and is a legal, valid and binding obligation of Excalibur and EAC, enforceable against them in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles and by any limitations on enforcement or indemnification obligations in connection with the violation of laws as may be required by public policy.

            Section 4.3 Capitalization of Excalibur. As of the date hereof, Excalibur and EAC have the authorized and outstanding capital stock set forth on
Schedule  4.3  Except as  reflected  on  Schedule  4.3 or in the  Excalibur  SEC
Reports, as defined in Section 4.5, there are no outstanding subscriptions, options, warrants, conversion rights or other rights or other agreements or commitments providing for the issuance by Excalibur of any shares of capital stock of Excalibur or any stock appreciation rights.

            Section 4.4 Subsidiaries; Other Transactions. Except as set forth in
Schedule 4.4 hereof, there are no subsidiaries of Excalibur. Excalibur owns the issued and outstanding securities of such subsidiaries as described in Schedule
4.4 or in the SEC Reports.

            Section  4.5  Financial   Statements  and  SEC  Reports.   Excalibur
heretofore has delivered to Interpix true and complete copies of its Annual Report on Form 10-K for the fiscal years ended January 31, 1996 and 1995, its Form 10-Q for the period ended October 31, 1996, and its proxy statement relating to its last meeting of its shareholders (these documents being hereinafter referred to as "Excalibur SEC Reports"). As of their respective dates, the Excalibur SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended ("Securities Act") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements included in the Excalibur SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis, and present fairly the consolidated financial position, results of operations and cash flows of Excalibur as of the dates and for the periods indicated.

            Section 4.6 Absence of Certain Changes. At no time prior to the Effective Time shall Excalibur or any of its subsidiaries have suffered any Material Adverse Effect, or taken, failed to take or permitted to exist any action that if taken, not taken or permitted to exist after the date of this Agreement would constitute a breach of any of the covenants set forth herein.

            Section 4.7 No Finders, etc. Neither Excalibur, EAC, nor any person on behalf of either of them has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions in connection with the transactions contemplated herein.

            Section 4.8   Consents and Approvals; No Violations.

            (a) Except for applicable requirements of the Exchange Act, the Securities Act, state securities laws, and the filing of the Certificate of Merger, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Excalibur and EAC of the transactions contemplated by this Agreement.

            (b) The execution, delivery and performance of this Agreement by Excalibur and EAC will not (i) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or By-laws of Excalibur or any of its subsidiaries, (ii) result in a violation or breach of, or constitute a default by Excalibur or any of its subsidiaries under any of the terms of any agreement or other instrument or obligation to which Excalibur or any of its subsidiaries is a party or by which any of them may be bound, or
(iii) violate any order, statute, rule or regulation of any court or governmental authority applicable to Excalibur or any of its subsidiaries.

            Section 4.9 Litigation. There is no lawsuit or similar proceeding or investigation pending or, to the knowledge of Excalibur, threatened against or involving Excalibur or any of its subsidiaries which would individually or in the aggregate, if adversely determined, have a Material Adverse Effect on Excalibur or any of its subsidiaries.

            Section 4.10 Excalibur Common Stock. The Excalibur Common Stock which will be issued in accordance with this Agreement has been duly authorized and, when issued as contemplated hereby, will be validly issued, fully paid and nonassessable.

            Section 4.11 Permits and Licenses. Excalibur and each of its subsidiaries has acquired and currently holds all permits, licenses, franchises, authorizations, approvals and other certificates of authority as may be required for Excalibur or its subsidiaries to conduct its business and the absence of which would have a Material Adverse Effect on the business or operations of Excalibur or any of its subsidiaries.

            Section 4.12 No Misrepresentations. No representation or warranty by Excalibur or EAC pursuant to this Agreement, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact.

            Section 4.13 Tax Free Status of Merger. Excalibur and EAC acknowledge that the Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code") and that the Merger is intended to be pursuant to a "plan of reorganization" within the meaning of Section 354(a)(1) of the Code. Excalibur and EAC agree to report the Merger in accordance with such intent for United States income tax purposes. Excalibur represents that it has and at the Closing will have no plan or intention to take any action and covenants to take no action that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Code.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF INTERPIX

      Interpix represents and warrants to Excalibur and EAC as follows:

            Section 5.1 Corporate Organization and Good Standing. Interpix is a corporation duly organized, validly existing and in good standing under the laws of California, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Other than California, there is no jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification. Interpix has delivered to Excalibur true and correct copies of its Articles of Incorporation and By-laws as in effect on the date hereof.

            Section 5.2 Authorization; Binding Agreement. Interpix has all requisite corporate powers and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Interpix, and the consummation by Interpix of the transactions contemplated hereby, have been duly authorized by Interpix's Board of Directors and no other corporate action or proceeding on the part of Interpix is necessary for the execution, delivery and performance of this Agreement by Interpix and the consummation of the transactions contemplated hereby except for obtaining the requisite approval of Interpix's shareholders. This Agreement has been duly and validly executed and delivered by Interpix and is a legal, valid and binding obligation of Interpix, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles and by any limitations or enforcement or indemnification obligations in connection with the violation of laws as may be required by public policy.

            Section 5.3 Capitalization of Interpix. As of the date hereof, the authorized capital stock of Interpix consists of 10,000,000 shares of Interpix Common Stock, without par value. As of the date hereof, there were issued and outstanding 4,040,000 shares of Interpix Common Stock. All of the outstanding shares of Interpix Common Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights and are fully paid and nonassessable. There are no other outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Interpix to issue any additional shares of capital stock of Interpix or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from Interpix any shares of the capital stock of Interpix, or any stock appreciation rights. To the knowledge of Interpix there are no voting agreements, voting trusts or other restrictions on the transfer of the shares of the capital stock of Interpix or limiting the voting rights of any such shares, except for customary restrictions imposed by federal and state securities laws.

            Section 5.4 Subsidiaries; Other Transactions. There are no subsidiaries of Interpix. Interpix does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other business.


            Section 5.5 Financial Statements. Schedule 5.5 consists of the Balance Sheet of Interpix as of December 31, 1996 and a Statement of Net Income for the 11 month period ended December 31, 1996, as prepared by Kim and Cha (the "Financial Statements"). The Financial Statements fairly present the financial condition of Interpix at December 31, 1996 and the results of operations of Interpix for the period then ended. At December 31, 1996, Interpix did not have any liabilities or obligations of any kind, including, to the best knowledge of Interpix any contingent liabilities, which are not reflected in the Financial Statements.


            Section 5.6 Absence of Certain Changes. Since December 31, 1996, Interpix has not and prior to Closing shall not have suffered any Material Adverse Effect or taken, failed to take or permitted to exist any action that if taken, not taken or permitted to exist after the date of this Agreement would constitute a breach of any of the covenants set forth herein.

            Section 5.7 No Finders, etc. Neither Interpix, nor any person on its behalf, has incurred any liability for any financial advisory, brokerage or finder's fee or commissions in connection with the transactions contemplated herein.

            Section 5.8   Consents and Approvals; No Violations.

            (a) To the knowledge of Interpix, Interpix is not in violation of any applicable law, order, rule, regulation, judgment, order, grant, license or other governmental authorization or approval, issued or entered by any court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of Interpix.

            (b) Except for applicable requirements of the Exchange Act, the Securities Act, state securities laws, and the filing of Certificate of Merger, no filing or registration with, no notice to and no permit, authorization, consent or approval or any public or governmental body or authority is necessary for the consummation by Interpix of the transactions contemplated by this Agreement or to enable Interpix to continue to conduct its business after the Effective Time in a manner which is consistent with that in which it is presently conducted.

            (c) Except as set forth in Schedule 5.8(c), the execution, delivery and performance of this Agreement by Interpix will not (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-laws of Interpix, (ii) result in a violation or breach of, or constitute a default by Interpix under any of the terms of any agreement or other instrument or obligation to which Interpix is a party or by which it or any of its assets may be bound or (iii) violate any order, statute, rule or regulation of any court or governmental authority applicable to Interpix or any of its assets.

            Section 5.9 Litigation. There is no lawsuit or similar proceeding or investigation pending or, to the knowledge of Interpix, threatened against or involving Interpix, or any properties or rights of Interpix.

            Section 5.10 Certain Employment Matters; Labor Relations. Except as set forth in Schedule 5.10(a), there are no written employment or consulting agreements or contracts in effect between Interpix and any of its employees nor any oral contracts or understandings of employment or consultation which are not terminable upon the giving of notice not to exceed thirty (30) days. Except as set forth on Schedule 5.10(b), Interpix has complied with all applicable laws, rules and regulations relating to the employment of labor which could have a Material Adverse Effect on the business of Interpix; and Interpix has no unaccrued liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth in Schedule 5.10(b), there are no controversies pending, threatened or reasonably anticipated between Interpix and any employee or former employee.

            Section 5.11 Employee Benefit Plans. Interpix has no pension or profit sharing plans, deferred compensation, consultant, bonus or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained for the benefit of employees or former employees of Interpix (for purposes of this Section 5.11, the "Benefit Plans").

            Section 5.12 Property; etc. Except for leased property and as specified in Schedule 5.12, Interpix has good, marketable and insurable title to all of the property, tangible or intangible, owned or used by it, free and clear of all encumbrances of any nature. All machinery, equipment, tools, furniture and fixtures owned or leased by Interpix are in good operating condition and repair. There are no outstanding enforcement actions or notices of violation issued or threatened by any federal, state, county or municipal authority having jurisdiction over any such property.

            Section 5.13 Vote. The affirmative vote of a majority of the votes that holders of the outstanding shares of Interpix Common Stock, voting together as a class, are entitled to cast is the only vote of the holders of Interpix's capital stock necessary to approve this Agreement and the Certificate of Merger and the transactions contemplated hereby.

            Section 5.14 Tax Returns. As of the date hereof, Interpix has filed all federal, state and other tax returns and reports required to be filed for all periods on or before the due date (as extended by any valid extensions of time) and has paid all taxes shown to be due by said returns. Interpix has not been given or been requested to give waivers of any statutes of limitations relating to the payment of taxes for any taxable period. Furthermore, to the best knowledge of Interpix, no fact exists which would constitute grounds for assessment of any further tax liability.

            Section 5.15 Intellectual Property. As used herein, "Intellectual Property Rights" means any and all rights existing from time to time in the United States or any specified foreign jurisdiction under patent law, copyright law, moral rights law, trade-secret law, semiconductor chip protection law, trademark law, unfair competition law, or other similar rights.


            (a) Schedule 5.15 sets forth all Intellectual Property Rights owned by Interpix, including computer programs, computer software and proprietary information, relating to products, processes therefor, apparatus and maintenance thereof, research, computer software, manufacturing techniques, program files, flow charts, drawings, techniques, source and executable codes, standards, specifications, improvements, inventions, statistical data, development plans, technologies, and manuals (both design and end-user), and all licenses or other proprietary rights associated with any of the foregoing owned by Interpix and all applications for any of the foregoing (together with all related trade secrets and know-how, the "Interpix Intellectual Property Rights"). The Interpix Intellectual Property Rights, together with the intellectual property rights licensed by Interpix under agreements identified in Schedule 5.15 and other information in the public domain, constitute all of the intellectual property necessary to enable Interpix to conduct and to continue to conduct all phases of its business (including products under development) in the manner presently conducted or contemplated. To the best of its knowledge, Interpix has good title to all of the Interpix Intellectual Property Rights set forth in Schedule 5.15, free and clear of all liens, charges, encumbrances, licenses (exclusive or nonexclusive) or grants of any other rights of any nature whatsoever, except as set forth in Schedule 5.15. To the best of its knowledge, each of the Interpix Intellectual Property Rights is valid and enforceable, and the making, using, selling, reproductions in copies thereof, preparation of derivative works based thereon, distribution of copies by sale or other transfer of ownership, or otherwise, and the licensing and sublicensing of others, to do any of the aforementioned acts with regard to any of the products or works under such Interpix Intellectual Property Rights do not infringe any rights owned or held by any other person.

            (b) To the best of Interpix's knowledge, the conduct of the business of Interpix carried on is free from any infringement of Intellectual Property Rights of others and there is no pending, or to the best of Interpix's knowledge, threatened claim against Interpix for any infringement of any of the foregoing. Neither Interpix, nor to its knowledge, any of their respective employees or agents, has notified any persons or entity that it believes such person or entity is infringing, or making any preparation to infringe, or contributing to or inducing others to infringe, any of the Interpix Intellectual Property Rights.

            (c) Interpix has taken all reasonable measures to protect the secrecy, confidentiality and value of its trade secrets and the Interpix Intellectual Property Rights, and the same have not been disclosed to others except pursuant to reasonable confidentiality agreements. All of the Interpix Intellectual Property Rights subject to a patent or copyright are presently valid and protectable and are not part of the public knowledge, nor to Interpix's knowledge have they been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Interpix.

            (d) Other than the proceedings and challenges listed and identified in Schedule 5.15 hereto, there is no pending or, to the knowledge of Interpix, threatened, action, suit or other proceeding before any court, the United States Patent Office, any foreign patent office, arbitrator or federal or state administrative agency involving Interpix (i) that in any manner draws into question the validity or enforceability of any of the Interpix Intellectual Property Rights, or alleges that the products, systems or processes made or practiced by Interpix infringe upon any patents, copyrights or other intellectual property rights of others, (ii) in which there is a reasonable possibility of an adverse decision or decisions which could otherwise prevent or have a Materially Adverse Effect upon the right of Interpix to use, sell or license the Interpix Intellectual Property Rights or (iii) in which Interpix or its agents is or was alleged to have violated any legal restrictions, including any competition law, with respect to such Interpix Intellectual Property Rights.

            (e)  Interpix's  use of the  trade  names and  trademarks  listed in
Schedule 5.15, if any, has been continuous, and such names have never been abandoned by Interpix.

            (f) Except as shown on Schedule 5.15 hereto, Interpix is not aware of (i) any circumstances that would prevent, delay or condition the issuance of a pending patent or a copyright application covering any of the Interpix

Intellectual Property Rights, or that would modify or reduce the coverage of such patent or copyright as described in the application therefor, a copy of which has been delivered to Excalibur, (ii) any prior art with respect to any pending or issued patent or copyright or any of the Interpix Intellectual Property Rights, or (iii) any protest, objection or challenge to any pending patent or copyright application covering the Interpix Intellectual Property Rights.

            (g) Interpix has delivered true and correct copies of each patent, copyright registration and applications therefor to Excalibur.


            Section 5.16 Contracts; Minutes. Schedule 5.16A sets forth a complete and correct list of the following contracts, whether written or oral, to which Interpix is a party: (a) mortgages, debentures, notes or installment obligations, or other instruments or contracts for the borrowing or lending of money, including, without limitation, any agreements or arrangements relating to the maintenance of compensating balances or the availability of a line of credit; (b) license or development agreements, sales agency agreements, marketing or distribution agreements (including rights licensed to Interpix by another person); (c) guarantees of any obligation; (d) agreements for the sale of any properties or assets of Interpix other than sales of products in the ordinary course of business; (e) contracts, pursuant to which Interpix is or may be obligated to make payments, contingent or otherwise, on account of or arising out of the acquisition, prior, pending or future, of the business or other assets of another enterprise; (f) secrecy or invention agreements under which Interpix or, to Interpix's knowledge, any of the present officers or employees of Interpix, has any obligation; (g) requirements contracts with Interpix as purchaser or seller or other agreements for the purchase or sale of goods or services not terminable without liability by Interpix on 30 days' notice; (h) agreements of Interpix with, or loans or advances by Interpix to or from, or other obligations of Interpix to or from any officer or director of Interpix;
(i) leases of real or personal property (whether as lessor or lessee), of Interpix, involving rents of more than $25,000 per year; (j) agreements or arrangements limiting the freedom of Interpix or, to Interpix's knowledge, any of its present officers or employees, to compete in any line of business with any person or other entity or in any geographical area, (k) insurance policies (including fidelity and surety bonds) covering Interpix having a currently unexpired term; (l) joint venture agreements or partnership, profit sharing or other agreements; (m) agreements pursuant to which Interpix has indemnified or shared tax liability with any party; (n) policies and procedures manuals with respect to the Interpix employees; and (o) contracts, commitments or agreements involving an annual commitment of $25,000 or more that are not referred to above in Section 5.16 or in any other Schedule to this Agreement which relate to or affect Interpix. Except as provided in Schedule 5.16B hereto, To the best of its knowledge, Interpix and its subsidiaries are in compliance with all material contracts and agreements to which Interpix is a party or by which Interpix is bound (regardless of type of contract or annual sales volume), and to the knowledge of Interpix, no other party is in breach thereof. Interpix has provided to Excalibur and EAC true, correct and complete copies of all minutes and/or consents of all actions taken by the shareholders and Board of Directors of Interpix since the date of incorporation of Interpix.

            Section 5.17 Permits and Licenses. Interpix has acquired and currently holds all permits, licenses, franchises, authorization, approvals and other certificates of authority as may be required for Interpix to conduct its business and the absence of which would have a Material Adverse Effect on the business or operations of Interpix and copies of all such documents have been provided to Excalibur. Interpix is in material compliance with all the terms thereof, and Interpix is not aware of any reason why any such permit, license, franchise, authorization, approval or other certificates of authority could not be renewed on terms at least as advantageous to Interpix as the current license, franchise, authorization, approval and other certificates of authority held by Interpix. Interpix is not aware of any change in any law, rule or regulation, whether or not yet effective, which is likely to require Interpix to obtain in the future any additional license, franchise, authorization, approval or any other certificates of authority, the absence of which would have a Material Adverse Effect on the business or operations of Interpix.

            Section 5.18 Real Property, Environmental Matters. Interpix does not own any real property and is not a party to any agreement to acquire ownership of any real property or any interests in real property other than leases of real property, copies of which have been provided to Excalibur. Except as disclosed on Schedule 5.18, Interpix has not (either with or without negligence) caused or permitted the escape, disposal or release in violation of applicable law of any biologically active or other hazardous substances, or materials causing harm in or on any real property occupied by Interpix or utilized by Interpix in conducting its business (the "Interpix Premises").

            Section 5.19 No Misrepresentations. No representation or warranty by Interpix in this Agreement, nor any statement, certificate or schedule furnished or to be furnished by or on behalf of Interpix pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact. Interpix has delivered true and complete copies of all documents referred to in this Article V (or in any Schedule delivered by Interpix) to Excalibur or EAC.

            Section 5.20 Insurance. Interpix maintains insurance for the protection of its business, properties and assets against such hazards and in such amounts as is customary among businesses of a like size and nature as Interpix. All such insurance is in full force and effect, and Interpix has neither received nor given any notice of termination or reduction in coverage thereunder.


                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

            Section 6.1 Conduct of Business by Interpix Pending the Merger. Except as otherwise expressly contemplated hereby, prior to the Effective Time, Interpix shall:

            (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

            (b) not (i) amend or propose to amend its charter, by-laws, stock purchase or option agreements, or other comparable organizational documents; or
(ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

            (c) not (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock or any securities convertible into or exchangeable for such capital stock, except issuance of shares of Interpix Common Stock pursuant to the exercise of stock options outstanding on the date hereof; (ii) sell, lease, dispose of or encumber any material assets or interests therein; except in the ordinary course of business (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock; (iv) borrow additional funds or make additional advances as loans; or (v) enter into any agreement or arrangement with respect to any of the foregoing;

            (d) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it;

            (e) promptly notify Excalibur of any event having a Material Adverse Effect on Interpix or any of its subsidiaries;

            (f) not acquire any substantial part of the business or capital stock of any person not a party to this Agreement;

            (g) not initiate, solicit, encourage or respond positively to, and will direct any officer, director, employee, or agent employed or retained by

Interpix not to initiate, solicit, encourage or respond positively to any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of Interpix or to provide information about Interpix to any prospective acquirer;

            (h) promptly notify Excalibur if it receives any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of Interpix;

            (i) not enter into or amend any employment, severance, bonus, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;

            (j) not adopt, enter into or amend any bonus sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof;

            (k) not transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Interpix Intellectual Property Rights other than in the ordinary course of business;

            (l) not to initiate any lawsuit or similar proceeding, except for the routine collection of invoices;

            (m) not to make, or commit to make, any expenditures, individually or in the aggregate, in excess of $25,000.


            (n) not take or agree to take any action which would or which, with the passage of time, would make any representation or warranty contained in
Article V untrue or incorrect in any material respect as of the time of the Closing.


            Section 6.2 Conduct of Business by Excalibur Pending the Merger. Except as otherwise expressly contemplated hereby, prior to the Effective Time, Excalibur and each of its subsidiaries shall:

            (a) conduct its businesses in the ordinary and usual course of business and consistent with past practice;

            (b) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, to the extent that such relationships are deemed to be in the best interest of Excalibur or its subsidiaries;

            (c) promptly notify Interpix of any event having a Material Adverse Effect on Excalibur or its subsidiaries;

            (d) not take or agree to take any action which would or which, with the passage of time, would make any representation or warranty contained in
Article IV untrue or incorrect in any material respect as of the time of the Closing.


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

            Section 7.1 Access to Information. (a) Interpix shall afford to Excalibur and its accountants, counsel, and other representatives reasonable access during normal business hours and upon reasonable notice throughout the period prior to the Effective Time such information concerning its business, properties and personnel as Excalibur may reasonably request. Interpix shall promptly advise Excalibur in writing of any change or occurrence of any event after the date of this agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on Interpix.

            (b) Excalibur and its subsidiaries shall afford to Interpix and its accountants, counsel and other representatives reasonable access during normal business hours and upon reasonable notice throughout the period prior to the Effective Time such information concerning their respective businesses, properties and personnel as Interpix may reasonably request. Excalibur and its subsidiaries shall promptly advise Interpix in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on Excalibur.

            Section 7.2 Confidentiality. Each of Excalibur and its subsidiaries and Interpix acknowledges that it has had access to confidential information relating to the others' business, and hereby covenants and agrees that it shall not directly or indirectly use it for its own behalf or divulge to any third party any confidential information or trade secrets of the other. As used herein, confidential information shall consist of all information, knowledge or data furnished pursuant to this Article VII or otherwise, relating to the business of either party (including without limitation the Interpix Intellectual Property Rights, and all other information relating to inventions, production methods, customer and prospective customer lists, prices and trade practices) which is not in the public domain or otherwise published or publicly available.

            Section 7.3 Shareholders' Approval. Concurrent with the execution of this Agreement, all of the shareholders of Interpix shall have executed a consent, approving this Agreement and the transactions contemplated hereby.

            Section 7.4 Agreement to Cooperate. Each of the parties hereto shall use reasonable efforts to do all things necessary, proper or advisable to cause all of the conditions herein to Closing to be satisfied and to consummate and make effective the transactions contemplated by this Agreement.

            Section 7.5 Public Statements. The parties shall consult with each other prior to issuing any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law.

            Section 7.6 Employment Agreements. At the Closing, Excalibur shall enter into employment and confidentiality agreements with the employees of Interpix listed on Schedule 7.6 hereto in the forms set forth in Exhibit 7.6.

            Section 7.7  Registration Rights.

            (a) Excalibur shall prepare and file with the Securities and Exchange Commission ("SEC") and use its reasonable best efforts to cause to become effective registration statements covering the shares of Excalibur Common Stock to be issued pursuant to this Agreement in accordance with a schedule approved by the Board of Directors of Excalibur that shall be consistent with the terms of the Resale Agreement. Registration of the Common Stock issued pursuant to this Agreement shall be according to the Registration Schedule and shall commence twelve (12) months after the date of Closing. The parties hereto acknowledge that in accordance with Rule 144 under the Securities Act, Excalibur Common Stock issued pursuant to this Agreement should, as a matter of law, be eligible for public sale without the requirement of registration with the SEC after one year from issuance.

            Section 7.8 Excalibur Employee Benefit Plans. After the Effective Time, all Excalibur employees who had formerly been employees of Interpix shall be entitled to all of the employee benefit plans and agreements presently or hereafter maintained or adopted for the benefit of Excalibur employees, and for purposes thereof, each such former Interpix employee shall be deemed to have been employed by Excalibur beginning on the date that he or she became employed by Interpix.

                                  ARTICLE VIII
                                   CONDITIONS

            Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Interpix, under applicable law, as herein provided;

            (b) No order or decree by any federal or state court which affects the Merger shall have been issued and effective as of the Effective Time;

            (c) All governmental consents and approvals required by law for the consummation of the Merger shall have been obtained and be in effect at the Effective Time.

            Section 8.2 Conditions to Obligation of Interpix to Effect the Merger. The obligation of Interpix to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

            (a) Each of Excalibur or EAC shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Excalibur and EAC contained in this Agreement shall be true and correct in all material respects as of the Effective Time, and Interpix shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Excalibur to that effect;

            (b) Interpix shall have received an opinion addressed to Interpix from Werbel & Carnelutti, counsel to Excalibur dated the Effective Time, substantially in the form set forth in Exhibit 8.2(b) hereto;

            (c) Since the date hereof, no event having a Material Adverse Effect on Excalibur or any of its subsidiaries shall have occurred;

            (d) Excalibur and EAC shall deliver to Interpix such certificates and other documents as Interpix shall reasonably request;

            (e) Excalibur shall enter into employment and confidentiality agreements with the employees of Interpix listed on Schedule 7.6 hereto in the forms set forth in Exhibit 7.6.

            Section 8.3 Conditions to Obligation of Excalibur and EAC to Effect the Merger. The obligation of Excalibur and EAC to effect the Merger shall be subject to the fulfillment or written waiver by Excalibur and EAC at or prior to the Effective Time of the additional following conditions:

            (a) Interpix shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Interpix contained in this Agreement shall be true and correct in all material respects as of the Effective Time, and Excalibur shall have received a Certificate of the Chief Executive Officer and Chief Financial Officer of Interpix to that effect;

            (b) Excalibur shall have received an opinion from Brian Fraser, counsel to Interpix, dated the Effective Time, substantially in the form set forth in Exhibit 8.3(b) hereto;

            (c) Each of the shareholders of Interpix shall enter into Resale Agreements with the Company in the form of Exhibit 8.3(c) hereof;

            (d) Since the date hereof, no event having a Material Adverse Effect on Interpix or any of its subsidiaries shall have occurred; and

            (e) Interpix shall deliver to Excalibur and EAC such certificates and other documents as Excalibur and EAC shall reasonably request.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

            Section 9.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Interpix.

            (a)   by mutual consent of Excalibur and Interpix; or

            (b) by either Excalibur or Interpix if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger; or

            (c) by Excalibur or EAC (i) if there has been (A) a material breach of any covenant or agreement herein on the part of Interpix which has not been cured within 15 business days following receipt of notice of such breach, or (B) any material representation or warranty of Interpix or any of its subsidiaries herein is untrue or misleading in any substantial respect, or (ii) if a condition to Excalibur's or EAC's obligation to close the Merger as set forth in Sections 8.1 or 8.3 is not satisfied or waived by Excalibur or EAC in writing on or before May 9, 1997; or

            (d) by Interpix (i) if there has been (A) a material breach of any covenant or agreement herein on the part of Excalibur or any of its subsidiaries which has not been cured within 15 business days following receipt of notice of such breach or (B) any material representation or warranty of Excalibur or any of its subsidiaries herein is untrue or misleading in any substantial respect, or (ii) if a condition to Interpix's obligation to close the Merger as set forth in Sections 8.1 or 8.2 is not satisfied or waived by Interpix in writing on or before May 9, 1997.

            Section 9.2 Effect of Termination. In the event of termination of this Agreement by either Excalibur or Interpix, as provided in Section 9.1, this Agreement shall forthwith become void, and there shall be no liability on the part of either Interpix or Excalibur or their respective officers or directors, provided that nothing in this Section 9.2 shall relieve any party to this Agreement from liability for its material breach of any covenant or agreement hereunder, or any material breach of any representation or warranty known to such party to be untrue at the time it is made or that was not otherwise made by such party in good faith. Upon any termination of this agreement, the parties shall return to the other, or destroy, all confidential information received from the other and shall confirm in writing to the other such return or destruction.

            Section 9.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of
Interpix and before the Effective Time but, after any such approval, no amendment that materially adversely affects the rights of the Interpix shareholders or the Merger Consideration to be received by them shall be made without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that waiver of compliance with any agreements or conditions herein shall not limit the parties' obligations to comply with all other agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                               GENERAL PROVISIONS

            Section  10.1  Survival  of   Representations   and  Warranties  and
Agreements. All representations, warranties and agreements in this Agreement shall expire as of the Effective Time.

            Section  10.2  Material   Adverse  Effect.   For  purposes  of  this
Agreement, "Material Adverse Effect" shall mean any materially adverse change in or effect on the business, operations, properties, assets, liabilities, financial condition, results of operations or prospects of a party to this Agreement and its subsidiaries taken as a whole.

            Section 10.3 Additional Disclosures. From time to time prior to the Effective Time, each party hereto shall promptly provide written disclosures to the other with respect to any matter which is necessary to correct any information contained in any representation or warranty of such party that has been rendered inaccurate thereby. Notwithstanding the foregoing, any additional disclosure shall not be deemed to modify any representation or warranty set forth herein, provided that if the Merger does occur, such representations and warranties, without any further action by any of the parties hereto, shall be deemed amended as of the date of this Agreement to include such disclosure, and no breach of warranty or representation shall be deemed to have occurred as a result of such disclosure or discovery.
                  Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by a private delivery service such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)   If to Excalibur, to:

                  Excalibur Technologies Corporation
                  1921 Gallows Road, Suite 200
                  Vienna, VA  22182
                  Attn.:  Patrick C. Condo, President

            with a copy to:

                  Werbel & Carnelutti
                  711 Fifth Avenue
                  New York, NY  10022
                  Attn.:  Robert H. Werbel, Esq.


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


            (b)   If to Interpix, to:

                  Interpix Software Corporation
                  4675 Stevens Creek Boulevard
                  Santa Clara, CA  95051
                  Attn.:  Alex Ho, President

            with a copy to:

                  Brian Fraser, Attorney-at-Law
                  6114 LaSalle Avenue, Suite 646
                  Oakland, CA  94611


            Section 10.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Disclosure of any fact or item in any disclosure schedule hereto referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other section, be deemed to be disclosed with respect to that other section whether or not an explicit cross reference appears.

            Section 10.6 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any third party other than the Interpix stockholders, to the extent specified herein, any rights or remedies hereunder;
(c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            Section 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Facsimile signatures shall be binding on all parties upon delivery thereof.

            Section 10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Interpix stockholders, to the extent specified herein, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement.

            Section 10.9 Arbitration. Except for any claim or dispute which gives rise or could give rise to equitable relief under this Agreement, any disagreement, dispute or controversy arising under this Agreement shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") in Santa Clara County, California or in such other city as the parties to the dispute may designate by mutual consent. The arbitration tribunal shall consist of three arbitrators (or such lesser number as may be agreed upon by the parties) selected according to the procedure set forth in the AAA Rules in effect on the date hereof. The chairman of the arbitration tribunal shall be appointed by the American Arbitration Association from among the three arbitrators so selected. The fees and expenses of the arbitration tribunal incurred in connection with such arbitration shall be borne equally by the parties to the arbitration or otherwise as the arbitrators may determine.

            IN WITNESS WHEREOF, each of the parties hereto have executed this agreement on the date first above written.


                              EXCALIBUR TECHNOLOGIES CORPORATION


                              By:   /s/Gordon Short
                                    ---------------------
                                    Name:   Gordon Short
                                    Title:  Vice President


                             EXCA ACQUISITION CORP.


                              By:   /s/Gordon Short
                                    ---------------------
                                    Name:   Gordon Short
                                    Title:  Vice President


                              INTERPIX SOFTWARE CORPORATION


                              By:   /s/David Steele
                                    ---------------------
                                    Name:   David Steele
                                    Title:  CEO
92198



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


                                    SCHEDULES
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                       EXCALIBUR TECHNOLOGIES CORPORATION,
                             EXCA ACQUISITION CORP.
                                       AND
                          INTERPIX SOFTWARE CORPORATION


Schedule 4.3            Capitalization of Excalibur
Schedule 4.4            Subsidiaries of Excalibur
Schedule 5.5            Financial Statements of Interpix
Schedule 5.8(c)         Requisite Consents
Schedule 5.10(a)        Interpix Employment and Consulting Agreements
Schedule 5.10(b)        Certain Interpix Employment Matters
Schedule 5.12           Interpix Exceptions to Title to Property
Schedule 5.15           Intellectual Property of Interpix
Schedule 5.16A          Interpix Contracts
Schedule 5.16B          Interpix Non-Compliance with Contracts
Schedule 5.18           Interpix Environmental Matters
Schedule 7.6            Interpix Employees Executing Employment Agreements

92198



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